Exhibit 10.3

THIS DOCUMENT CONSTITUTES PART OF A
PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933

ANIXTER INTERNATIONAL INC. 2017 STOCK INCENTIVE PLAN
20[__] RESTRICTED STOCK UNIT GRANT AGREEMENT

This Grant is made as of the [Date] day of [Month], [20__] (“Date of Grant”) by Anixter International Inc., a Delaware corporation (the “Company”), to [First Name] [Last Name] (“Participant”) pursuant to the Anixter International Inc. 2017 Stock Incentive Plan (the “Plan”).
Section 1. Grant of Stock Units. On the terms and conditions stated herein and the provisions of the Plan, the Company hereby grants to Participant _____ Stock Units (“Units”), convertible to shares of Common Stock of the Company on a one-for-one basis.
Section 2. Vesting, Conversion and Forfeiture. Except as described in Section 5, one-third of the Units shall vest on each anniversary of the Date of Grant beginning with the [Vest #] anniversary of the Date of Grant if Participant remains in continuous employment with the Company or its affiliates through the applicable vesting date. Vested Units shall convert to shares of Common Stock on the date they vest. The Units that do not vest in accordance with this Section 2 or Section 5 shall be forfeited.
Section 3. Right of Recoupment. The grant of the Units is expressly made subject to and conditioned on the “Right of Recoupment” provisions in the Plan.
Section 4. Prohibited Transfers. Any sale, hypothecation, encumbrance or other transfer of Units is prohibited unless the same shall have been consented to in advance in writing by the Company (which consent may be withheld in the sole discretion of the Company). Any attempted transfer of Units that does not have the consent of the Company shall be void and of no effect.
Section 5. Change in Control. Upon a Change in Control as defined in the Plan, the Units (to the extent not previously forfeited) shall become immediately and fully vested and shall convert to shares of Common Stock on the date of the Change in Control.
Section 6. Withholding Taxes. As a condition to the grant, vesting or conversion of the Units acquired hereunder, the Company shall withhold the number of whole Units required for the satisfaction of any minimum Federal, state or local withholding tax obligations that may arise in connection therewith.
Section 7. Retention of Certificate and Any Distributions. The Treasurer or any Assistant Treasurer shall retain on behalf of Participant, until the Units are converted, all certificates and distributions pertaining to the Units, including dividend equivalents equal in value to the dividends that would have been paid had the Participant been the actual owner of the number of shares of stock converted pursuant to Section 2 or 5 above. Upon conversion and subject to the withholding of the number of Units sufficient for payment of withholding tax, the certificates and all distributions (with or without interest on any cash distributions, as determined from time to time by the Company in its sole discretion) shall be distributed to Participant. In its sole discretion, the Company may reflect the issuance of shares on a non-certificated basis via book-entry in the records of the Company’s transfer agent.
Section 8. Distributions on Participant’s Death. Any distribution made pursuant to Sections 2, 5 or 7 following Participant’s death shall be made to Participant’s executors or administrators or any person or persons who have acquired the right to receive such distributions by Participant’s bequest or inheritance.

[First Name] [Last Name]
20[__] Restricted Stock Unit Grant Agreement

Section 9. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, assigns and personal representatives.
Section 10. Specific Performance. In the event of a breach of this Agreement by any party hereto, any other party hereto shall be entitled to secure specific performance of this Agreement in any court of competent jurisdiction.
Section 11. Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by first-class mail, postage prepaid, addressed (a) if to Company at:
2301 Patriot Boulevard
Glenview, Illinois 60026
Attn: General Counsel

or at such address as Company will have furnished to Participant in writing, or (b) if to Participant at:
then current address in the records of Company.

or at such other address as Participant will have furnished to Company in writing in accordance with this Section.
All notices and other communications to be given hereunder shall be given in writing. Except as otherwise specifically provided herein, all notices and other communications hereunder shall be deemed to have been given if personally delivered to the party being served, or two business days after mailing thereof by registered mail, return receipt requested, postage prepaid, to the requisite address set forth above (until notice of change thereof is served in the manner provided in this Section).
Section 12. No Right to Employment. Nothing in this Agreement or in the act of granting the Units to Participant shall give Participant any rights to continue to be employed by Company.
Section 13. Plan Document Governs. The Plan provides a complete description of the terms and conditions governing the Grant. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.
IN WITNESS WHEREOF, the Company has caused this Grant to be executed on its behalf by its officer duly authorized to act on behalf of the Company.

ANIXTER INTERNATIONAL INC.
a Delaware corporation

By:

Its: